Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-278658) of CĪON Investment Corporation of our reports dated March 12, 2025, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of CĪON Investment Corporation as of December 31, 2024, appearing in the Annual Report on Form 10-K of CĪON Investment Corporation for the year ended December 31, 2024. We also consent to the incorporation by reference in such Registration Statement of our report dated March 12, 2025, relating to the senior securities table, appearing in Item 5 of the Form 10-K of the Company for the year ended December 31, 2024.

We also consent to the reference to our firm under the headings “Senior Securities” in the Form 10-K and “Independent Registered Public Accounting Firm” in such Registration Statement on Form N-2.

/s/ RSM US LLP

New York, New York
March 12, 2025